UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 20, 2022

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 HEARTLAND WAY, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HTLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 21, 2022, Heartland Express, Inc., a Nevada corporation (the “Company”), and Heartland Express, Inc. of Iowa, an Iowa corporation (the “Buyer”), entered into a Stock Purchase Agreement (the “Agreement”) with TForce US Holdco, Inc., a Delaware corporation (“Seller Parent”), and TForce TL Holdings USA, Inc., a Delaware corporation (the “Seller”), to acquire Transportation Resources, Inc., a Missouri corporation (“TRI”) (such acquisition the “Transaction”). Seller Parent and Seller are subsidiaries of TFI International, Inc. (“TFI”). TRI operates as Contract Freighters, Inc. (“CFI”) and the Transaction includes all of TFI’s non-dedicated U.S. dry van and temperature-controlled truckload business, in addition to its CFI Logistica operations in Mexico. The term CFI does not include the CFI Dedicated or CFI Logistics U.S. brokerage operations, which are not part of the Transaction.

Pursuant to the Agreement, at closing, the Buyer will acquire all of the equity of TRI for an enterprise value of approximately $525 million in cash, subject to certain customary adjustments specified in the Agreement, including for working capital, cash, indebtedness, transaction expenses, and a claims reserve amount.

The Transaction is expected to close in the third quarter of 2022, subject to the satisfaction of closing conditions, including (i) the accuracy of the applicable counterparty’s representations and warranties in the Agreement, subject to certain exceptions and materiality thresholds, (ii) the applicable counterparty’s performance or compliance in all material respects with the covenants contained in the Agreement, (iii) each counterparty being ready to deliver specified closing deliveries, (iv) the absence of a Material Adverse Effect (as defined in the Agreement), (v) the satisfaction of all regulatory requirements, (vi) the absence of certain legal matters prohibiting the Transaction, and (vii) certain conditions regarding the financing of the Transaction.

The Agreement contains customary representations, warranties, and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Agreement. The Agreement also includes customary indemnification provisions, including with respect to breaches of representations, warranties, and covenants and, in the case of Seller and Seller Parent, certain taxes incurred prior to closing and any cash, current assets or liabilities, indebtedness, transactions expenses, or claims reserve amount not taken into account in the calculation of the final purchase price.

The Agreement contains termination rights for the Buyer and the Seller, including if the Transaction is not consummated within 60 days after the date of the Agreement, which may be extended under the terms of the Agreement.

The foregoing description of the Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Company’s periodic report for the applicable period.

Item 7.01. Regulation FD Disclosure.

On August 22, 2022, the Company issued a press release announcing the execution of the Agreement. A copy of the press release, as well as the presentation related to the Transaction, are attached hereto as Exhibit 99.1 and Exhibit 99.2, and are each incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

99.1	Heartland Express, Inc. press release dated August 22, 2022
99.2	Heartland Express, Inc. investor presentation
104	Cover Page Interactive Data File

The information contained in Items 7.01 and 9.01 and the exhibits hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act:”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Items 1.01, 7.01, and 9.01 of this report and the exhibits hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risk, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	August 22, 2022	By:/s/Christopher A. Strain
Christopher A. Strain
Vice President-Finance,
Treasurer and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

99.1	Heartland Express, Inc. press release dated August 20, 2022

99.2	Heartland Express, Inc. investor presentation

104	Cover Page Interactive Data File